Exhibit 23.1

Windes & McClaughry Accountancy Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Annual Report of Seychelle Environmental Technologies, Inc. on Form 10-KSB/A of our report dated April 12, 2006, on the audited financial statements of Seychelle Environmental Technologies Inc., as of February 28, 2006 and for the year then ended.

/s/ Windes & McClaughry
Irvine, California
February 23 2007

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